SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2005

RC2 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22635	36-4088307
(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street Suite 320 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

630-573-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
 Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2005, RC2 Corporation (the "Corporation") entered into an Employment Agreement (the "Employment Agreement") with Richard E. Rothkopf, an Executive Vice President of the Corporation, Chairman of Learning Curve International, Inc., a wholly owned subsidiary of the Corporation ("LCI"), and a member of the Corporation's Board of Directors. The Employment Agreement terminated all previous agreements between the parties relating to Mr. Rothkopf's employment. A copy of the Employment Agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The Employment Agreement expires on March 31, 2008 (the "Expected Completion Date"). Pursuant to the Employment Agreement, Mr. Rothkopf will receive an annual base salary of $200,000. The annual base salary increases to $210,000 effective April 3, 2006. Additionally, Mr. Rothkopf is entitled to participate in the Corporation's bonus plans, stock incentive plan and employee stock purchase plan. Pursuant to the Employment Agreement, Mr. Rothkopf is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for the Corporation's other senior management. Additionally, Mr. Rothkopf is eligible for reimbursement of up to $600 per month to cover his expenses in connection with the lease or use of an automobile. Pursuant to the Employment Agreement, Mr. Rothkopf has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment (six months if employment is terminated by the Corporation after a change of control or if the employment agreement is not renewed by the Corporation after the Expected Completion Date) and has agreed to maintain the confidentiality of the Corporation's proprietary information and trade secrets during the term of employment and for five years thereafter.

The Employment Agreement provides that if Mr. Rothkopf's employment is terminated by the Corporation without "cause" or by the executive for "good reason," Mr. Rothkopf will be entitled to a severance payment of $400,000 and a payment of $200,000 in consideration of the noncompetition and confidentiality covenants, except that if such termination occurs at any time after or in anticipation of a "change of control" with respect to the Corporation, Mr. Rothkopf will be entitled to a severance payment of $700,000 and a payment of $200,000 in consideration of the noncompetition and confidentiality covenants. If the termination of Mr. Rothkopf's employment occurs as a result of the death or disability of Mr. Rothkopf, then he shall be entitled to receive the greater of (i) his base salary for a period of six months or (ii) $300,000. Additionally, the Employment Agreement provides that in the event the Corporation fails to extend the term of the Employment Agreement at or prior to the Expected Termination Date, Mr. Rothkopf shall be entitled to receive a payment equal to $200,000.

The Corporation also entered into a Separation Agreement and General Release (the "Separation Agreement") with John Walter Lee II on December 13, 2005. Mr. Lee had served as Executive Vice President of the Corporation and President of LCI. A copy of the Separation Agreement is attached as Exhibit 99.2 to this report and is incorporated herein by reference. Effective as of March 31, 2006, the Separation Agreement terminates the Employment Agreement dated March 4, 2003 between the Corporation and Mr. Lee. Pursuant to the terms of the Separation Agreement, Mr. Lee will receive a gross severance payment of $100,000 paid in equal installments between January 1, 2006 and March 31, 2006. Additionally, Mr. Lee shall be entitled to receive any bonuses earned for the calendar year 2005 under the Corporation's bonus plans to the extent that Mr. Lee is otherwise eligible to receive such bonuses. Pursuant to the Separation Agreement, Mr. Lee shall be entitled to participate in the Corporation's medical, health, dental, disability and life insurance policies that are in effect for the Corporation's other senior management through March 31, 2006.

Item 1.02 Termination of a Material Definitive Agreement

Information required by this Item 1.02 of Form 8-K is disclosed above under Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are furnished herewith:

Exhibit 99.1 - Employment Agreement dated December 13, 2005 between RC2 Corporation and Richard E. Rothkopf.

Exhibit 99.2 - Separation Agreement and General Release dated December 13, 2005 between RC2 Corporation and John Walter Lee II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION
Date:  December 16, 2005
BY /s/ Jody L. Taylor
Jody L. Taylor, Chief Financial  Officer

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